Exhibit 99.2
PURCHASE AND SALE AGREEMENT
     THIS PURCHASE AND SALE AGREEMENT (hereinafter referred to as this “Agreement”) is made and entered into as of the 20th day of February 2007 (hereinafter referred to as the “Effective Date”), by and between DANBURY BUILDINGS, INC. a Florida Corporation as agent for and general partner of DANBURY BUILDINGS CO., L.P., a Delaware limited partnership and DANBURY BUILDINGS CO., L.P., a Delaware limited partnership (hereinafter collectively referred to as “Seller”), and GERA PROPERTY ACQUISITION LLC, a Delaware limited liability company (hereinafter referred to as “Purchaser”).
R E C I T A L S:
     A. Seller is the owner of a parcel of real estate located in the City of Danbury, County of Fairfield, State of Connecticut which is legally described on Exhibit “A” attached hereto and by this reference incorporated herein (said real estate is hereinafter referred to as the “Land”).
     B. Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser the Land and all of the items of property hereinafter described in Paragraph 1 below, in accord with the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, and in consideration of Purchaser’s agreement to use due diligence in its inspection and review during the Inspection Period, as defined in Paragraph 8 hereof, and in consideration of the above recitals which are by this reference incorporated herein, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
     1. Agreement to Purchase. Seller agrees to sell, convey and assign to Purchaser, or its nominee or assignee, and Purchaser, its’ nominee or assignee, agrees to purchase and accept under the terms and conditions and for the purchase price set forth hereinbelow, all of the following:
          A. The Land and all rights, privileges, easements and appurtenances to the Land owned by Seller, including, without limitation, all mineral rights; all easements, rights-of-way, permits, approvals and other appurtenances used or connected with the beneficial use or enjoyment of the Land, and all right, title and interest in and to all streets, adjacent to, abutting or serving the Land.
          B. Those certain: (i) fifteen (15) four (4) story office buildings containing approximately One Million Three Hundred Thousand (1,300,000) square feet of gross interior floor area commonly known as 39 Old Ridgebury Road, including a four story parking garage; and (ii) a one (1) story building containing approximately Forty Two

Thousand Five Hundred (42,500) square feet of gross interior floor area commonly known as 55 Old Ridgebury Road, and all other improvements and structures of any kind or nature whatsoever now or hereafter located on the Land (said buildings and other improvements are hereinafter collectively referred to as the “Improvements”).
          C. All fixtures, equipment, apparatus, machinery, appliances, furnishings, books, records, property operating information, tenant files, signs, site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans and other plans or studies, if any, of any kind and other supplies, fixtures and personal and tangible property, if any, owned by Seller located in the Improvements and used or usable in connection with the Improvements (hereinafter referred to as the “Personal Property”). The Personal Property does not include any items of personal property owned by third parties; and
          D. All intangible property now or hereafter owned or held by Seller, if any, and, solely in connection with the Improvements, the Land, and the Personal Property, including, but not limited to: (i) all air rights, excess floor area rights and other development rights relating or appurtenant to the Land; (ii) all rights to obtain utility service in connection with the Land; (iii) assignable licenses and other governmental permits and permissions relating to the Land and the operation thereof; (iv) all guaranties, warranties; (v) building permits and certificates of occupancy; (vi) rights to any trade name used in connection with the Project (as defined below) and any telephone numbers assigned to the trade name; and (vii) all assignable contracts and contract rights (all of the foregoing are hereinafter collectively referred to as the “Intangible Property”).
          E. All of Seller’s right, title and interest as landlord under any leases, licenses and concession agreements (hereinafter referred to as the “Leases”) of portions of the Improvements, a schedule identifying same and listing the relevant terms, including all security deposits and other similar deposits (collectively, the “Security Deposits”) of all of which are listed in Exhibit “B” attached hereto and incorporated herein by reference. The parties hereto acknowledge that Union Carbide Corporation, a New York corporation (hereinafter referred to as “Carbide”) leased the entire Project under a lease (hereinafter referred to as the “Carbide Lease”) dated as of December 29, 1986, with Seller’s predecessor in interest, which Lease expired on December 31, 2006. Certain of the Leases have been entered into with Carbide, as sublessor, and under such Leases, Seller has succeeded to the interests of Carbide on the expiration of the Carbide Lease.
          F. The Land, the Improvements, the Personal Property, the Leases and the Intangible Property are herein sometimes collectively referred to as the “Project”.
     2. Purchase Price. The purchase price (hereinafter referred to as the “Purchase Price”) for the Project is Eighty Six Million Dollars and No Cents ($86,000,000.00) which shall be payable as follows:

          A. Purchaser shall deliver to Chicago Title Insurance Company at its offices located at 171 North Clark Street 04C1, Chicago, Illinois 60601-3924 (hereinafter referred to as the “Title Company”) the sum of One Million Dollars and No Cents ($1,000,000.00) as initial earnest money (hereinafter referred to as the “Initial Earnest Money”) within two (2) business days of the full execution and delivery of this Agreement. On or prior to the end of the Inspection Period, as hereinafter defined, Purchaser shall deliver to the Title Company, as escrowee, the additional sum of One Million Dollars and No Cents ($1,000,000.00) as additional earnest money (hereinafter referred to as the “Additional Earnest Money”). The Initial Earnest Money and the Additional Earnest Money (hereinafter collectively referred to as the “Earnest Money”) shall be held in a joint order escrow to be entered into between Seller, Purchaser and the Title Company, as escrowee in the form of Exhibit “C” attached hereto and made a part hereof, and shall be invested for the benefit of Purchaser and all income earned thereon shall be deemed part of the Earnest Money. The Earnest Money shall be applied to pay the Purchase Price at Closing as defined in Paragraph 3 below.
          B. On or before the Closing Date, as hereinafter defined, Purchaser shall deposit with the Title Company, as escrowee, the balance of the Purchase Price plus or minus prorations, in cash, or by certified or cashier’s check or Federal wire transfer.
     3. Time of Closing. Subject to the conditions precedent contained in this Agreement, the consummation of the transaction herein contemplated (hereinafter referred to as the “Closing”) shall take place on April 17, 2007 (hereinafter referred to as the “Closing Date”).
     4. Closing Conference. The transaction herein contemplated shall be consummated through a closing conference (hereinafter referred to as the “Closing Conference”) to be held at the office of the Title Company in Chicago, Illinois on the Closing Date.
     5. Documents to be Delivered by Seller.
          A. Seller has heretofore made available to Purchaser the following documentation (hereinafter collectively referred to as the “Project Stuff”) pertaining to the Project to the extent available and in the possession of Seller, Grubb & Ellis Company, Seller’s broker (hereinafter referred to as the “Broker”):
     (1) Copies of all certificates of occupancy and other necessary governmental licenses or approvals pertaining to the occupancy of the Project in the possession of Seller.
     (2) A true, correct and complete copy of “as-built” plans and specifications for the Improvements and any modifications or amendments thereto, if available, and copies of any reports or studies (including engineering, soil boring and physical inspection reports of employees, principals, consultants, governmental authorities or insurance carriers) in Seller’s possession or control pertaining to the physical condition or operation of the Project.
     (3) A copy of the 2006 personal property tax bill received by Carbide.
     (4) A copy of the most recent real estate tax bill with respect to the Project and of any appeal of any taxes or assessments for the three (3) most recent years of which Seller has knowledge, together with evidence of full payment of the cost of any such appeals including the full payment of attorneys’ fees. Seller shall promptly deliver to Purchaser a copy of any such bills or notices received by Seller after the date hereof even if received after Closing.
     (5) A schedule listing all Personal Property to be attached as Schedule 2 to the Bill of Sale attached hereto as Exhibit “D”.
     (6) Copies of all Leases and tenant files relating thereto. Copies of the rent rolls, income and expense statements, a list of security deposits, and an accounts receivable listing of tenant payables .
     (7) Copies of all service and maintenance contracts and management agreements and other written agreements of any kind pertaining to the Project, and all amendments and modifications thereto, which Seller or its agents and affiliates have entered into in connection with the construction, development, maintenance, ownership and operation of the Project which might survive Closing which are listed on Exhibit “E” attached hereto and by this reference incorporated herein (such contracts and agreements being hereinafter collectively referred to as the “Project Contracts”). Purchaser shall inform Seller, prior to the end of the Inspection Period, which of the Project Contracts, which permit cancellation without cost, Purchaser wishes Seller to terminate as of the Closing and Seller shall so terminate same on or prior to the Closing, to the extent permitted without cost under such Project Contracts, provided that if notice is required in excess of the time between the end of the Inspection Period and the Closing, Seller’s responsibility shall be only to promptly send notice of termination upon receipt of Purchaser’s notice of requested termination. Thereafter, such terminated Project Contracts shall not be deemed to be Project Contracts for the purposes hereof.
     (8) Such other studies, reports, maps and documents related to the Project that are reasonably available to Seller,including without limitation environmental and soil reports, of which Seller has knowledge (hereinafter referred to as the “Dirt Reports”) and all engineering reports, and surveys, but excluding Confidential Information, as hereinafter defined; and
     (9) Financial data and a copy of the Carbide Lease reasonably required by Ernst & Young LLP necessary to prepare the Audit Letter, as hereinafter described.
          B. The Project Stuff and any additional information requested by Purchaser are being furnished to Purchaser for information purposes only. Purchaser acknowledges and agrees that it is accepting the Project Stuff and any other documentation and data which Seller makes available to Purchaser, if any, with the understanding that the information therein has been compiled by persons and entities other than Seller, and, other than to the extent specifically set forth in Paragraph 10A hereof, Seller has not verified and does not independently certify that the information contained therein is true, correct or complete in all respects. With respect to the any reports, tests, data or documentation prepared by anyone other than Seller, (hereinafter referred to as the “Third-Party Reports ”), Purchaser further acknowledges and agrees that it understands and has been informed by Seller that Seller has not and does not adopt or ratify the findings of the parties who prepared the Third-Party Reports and not withstanding anything contained in this Agreement to the contrary, does not represent that the Third-Party Reports are accurate in all respects, and does not warrant or represent that the Third-Party Reports can or should be relied upon by Purchaser in making its investment decisions concerning the Project.
          C. Purchaser and its representatives shall hold in strictest confidence all data and information not within the public domain obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information if required by law or governmental agency or to the employees, consultants, lenders, accountants and attorneys of Purchaser provided that such persons shall treat such data and information confidentially. In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Paragraph 5C, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Paragraph 5C shall survive Closing.
          D. Purchaser acknowledges and agrees that Seller, Broker and certain of their affiliates may have the following confidential information concerning the Project: state and federal income tax returns and filing information; internal valuations and appraisals; loan files pertaining to mortgage financing obtained or considered for the Project by Seller or its agents, advisors, and contractors; personnel files related to present and past employees of Seller (if any) and Broker and their affiliates; privileged attorney-client communications; other than as delivered or made available to Purchaser pursuant to this Paragraph 5, long term capital budgets, pro forma estimates and projections used in developing budgets; certificates of value and financial audits prepared and submitted by Seller’s investment advisor to Seller and its shareholders; other than as delivered or made available to Purchaser pursuant to this Paragraph 5 and any projections and estimates obtained by or prepared by Seller or its shareholders or investment advisor in connection with its due diligence when Seller acquired the Project (hereinafter referred to as the “Confidential Information”). Purchaser hereby disclaims any interest in examining any such Confidential Information and agrees that the Confidential Information does not constitute a part of the Project Stuff and that the withholding of Confidential Information is not in violation of any duty or obligation owed to Purchaser under this Agreement or otherwise, regardless of the content thereof.
     6. Title and Survey
          A. Purchaser shall at Purchaser’s sole cost and expense, obtain an updated survey of the Land and the Improvements, in form and content reasonably acceptable to Purchaser (hereinafter referred to as the “Survey”) within the Inspection Period. Purchaser shall at Purchaser’s sole cost and expense, obtain a commitment (hereinafter referred to as the “Title Commitment”) to issue an ALTA Form B (1992) Owner’s Title Insurance Policy (hereinafter referred to as the “Title Policy”) issued by the Title Company with respect to the Land and Improvements within the Inspection Period and complete its examination of title to the Land and Improvements, including, without limitation, matters relating to the Survey, prior to the expiration of the Inspection Period. The matters listed on Exhibit “F” attached hereto and by this reference incorporated herein as well as all other matters affecting title to the Land and the Improvements set forth in the Title Commitment will constitute permitted title exceptions (hereinafter referred to as the “Permitted Exceptions”) for all purposes of this Agreement, subject to Paragraph 6B hereof. Purchaser will promptly provide Seller with a copy of the Survey and the Title Commitment concurrently upon receipt thereof. Purchaser acknowledges and agrees that Seller will have no obligation or duty whatsoever to cure any title exceptions or defects affecting the Project that existed as of the expiration of the Inspection Period, except as specifically provided in Paragraph 6A and Paragraph 6B hereof. Notwithstanding anything in this Agreement to the contrary, and notwithstanding any approval or consent given or deemed given by Purchaser hereunder, Seller shall, at no cost or expense to Purchaser: (i) remove any liens or encumbrances securing a debt, any mechanic’s, materialman’s or other liens and any judgments against Seller (hereinafter collectively referred to as “Monetary Liens”) at or prior to the Closing; (ii) satisfy the Title Company as to Seller’s power and authority to enter into this Agreement and to convey the Project to Purchaser and otherwise consummate the transactions contemplated hereby; (iii) and execute such affidavits as are reasonably requested by the Title Company.
          B. If: (i) prior to the end of the Inspection Period Purchaser notifies Seller of a matter set forth in the Title Commitment or Survey that is not satisfactory to Purchaser;

or (ii) within three (3) business days after receipt of an update to the Title Commitment or modification of the Survey received by Purchaser after the end of the Inspection Period which discloses a material and adverse matter affecting title to the Land and the Improvements which arises after the expiration of the Inspection Period, Purchaser notifies Seller of a such material and adverse matter, then the following provisions will apply:
     (1) If the matter is one which was caused by an act or omission by Seller that occurs after the date hereof and can be cured solely by the payment of money, then Seller will be obligated to cure such title defect not later than the Closing, by either discharging the matter by payment, posting a bond for payment, or by causing the Title Company to affirmatively insure over the matter.
     (2) In the event a matter is not described in Paragraph 6B(1), above, and Seller does not elect to cure such matter by written notice to Purchaser within five (5) business days (said period is hereinafter referred to as the “Seller’s Response Period”) of Seller’s receipt of Purchaser’s notice under this Paragraph 6B (Closing will be delayed as necessary to permit Seller such five (5) business day period of response), then Purchaser must elect to either: (i) terminate this Agreement, in which case the Earnest Money will be refunded in full to Purchaser and thereupon this Agreement will be null and void and of no further force and effect whatsoever, except for the terms of this Agreement which expressly survive termination by Purchaser; or (ii) waive such title defect and proceed with Closing pursuant to the terms and conditions hereof without offset or other credit or adjustment to the Purchase Price, in which event such title defect will constitute a Permitted Exception and Purchaser waives any claim against Seller with respect to such title defect. In the event Purchaser elects to terminate pursuant to the preceding clause (i) Purchaser must provide Seller with prompt written notice of such election not later than three (3) business days after the expiration of Seller’s Response Period. A failure timely to make an affirmative election to terminate pursuant to the preceding clause (i) will be deemed an election pursuant to clause (ii) to waive such title defect.
     7. Documents to be Delivered at Closing.
          A. At Closing, Seller shall deliver to Title Company, as escrowee, or Purchaser directly, as Seller may elect, the following documents:
     (1) A Limited Warranty Deed to Purchaser in the form set forth on Exhibit “G”attached hereto (hereinafter referred to as the “Deed”) and by this reference incorporated herein conveying the Land and Improvements, subject only to the Permitted Exceptions.

     (2) A bill of sale in the form set forth on Exhibit “H” attached hereto and by this reference incorporated herein to Purchaser, assigning, conveying to the Purchaser title to the applicable Personal Property, free and clear of all encumbrances except as permitted hereby, but without any other warranty.
     (3) A quit claim assignment in the form set forth on Exhibit “I” attached hereto and by this reference incorporated herein to Purchaser, assigning, conveying the Intangible Property to the Purchaser without any warranty.
     (4) An original executed counterpart of an Assignment and Assumption of Leases (hereinafter referred to as the “Lease Assignment”) in the form of Exhibit “J”attached hereto and by this reference incorporated herein, whereby the Seller shall assign the Leases to Purchaser and the Purchaser shall assume all liability thereunder from and after the Closing and shall agree to indemnify and hold Seller harmless from and against all liability and claims of liability arising under the Leases related to the period from and after the Closing and Seller shall agree to indemnify and hold Purchaser harmless from and against all liability and claims of liability under the Leases related to the period prior to Closing.
     (5) All original executed Leases, Project Contracts, and licenses and permits, if any, in the possession of Seller or Seller’s agents, together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Project, and a copy of any bond or letter of credit or other non-cash security deposit provided in lieu of a cash deposit under a Lease. In the event of any such bond or letter of credit, or other non-case security deposit Seller will execute such documentation required to transfer same to Purchaser upon the Closing.
     (6) An original executed counterpart of a quit-claim Assignment and Assumption of the Project Contracts in the form of Exhibit “K” attached hereto and by this reference incorporated herein (hereinafter referred to as the “Contract Assumption”) of the Projects Contracts, which are not cancellable without cost upon a sale of the Project and the Project Contracts which are cancellable without cost but which Purchaser does not elect, by written notice to Seller given prior to the end of the Inspection Period, as hereinafter defined to be cancelled as of the Closing Date (hereinafter referred to as the “Assumed Contracts”) whereby the Seller shall assign the Assumed Contracts to Purchaser and the Purchaser shall assume all liability thereunder from and after the Closing and shall agree to indemnify and hold Seller harmless from and against all liability and claims of liability arising thereunder from and after the Closing
     (7) Any Conforming Tenant Estoppels in the possession of Seller, as such capitalized terms are hereinafter defined;

     (8) A letter executed by Seller to all the tenants, licensees or concessionaires, as applicable, under the Leases directing that said parties pay all rental and other payments to Purchaser or its nominee, in a form reasonably requested by Purchaser.
     (9) Such evidence as the Title Company may reasonably require as to Seller’s authority to sell the Project and the authority of the person or persons executing documents on behalf of Seller.
     (10) Any reasonable and customary affidavits, indemnities and documents reasonably required by the Title Company to issue the Title Policy and any endorsements thereto requested by Purchaser.
     (11) A Certificate of Non-Foreign Status in the form of Exhibit “L”attached hereto and by this reference incorporated herein, duly executed by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act.
     (12) All architectural drawings, record drawings, plans, specifications, surveys, building permits, occupancy permits or other similar items in Seller’s possession and control (or copies thereof) which Seller has created, used or relied upon for the construction and maintenance of the Project.
     (13) All records of account and such other data and documents in Seller’s possession and control as may be necessary for or helpful to Purchaser to continue the operation and maintenance of the Project.
     (14) All keys used in connection with the Project and the combinations to all combination locks included on the Project.
     (15) A certificate executed by the Seller confirming that the representations and warrantied made by Seller under paragraph hereof are, to the extent so, true and correct as of the Closing Date.
     (16) Five (5) executed counterpart copies of the Drug Payment Escrow Agreement.
     (17) Evidence reasonably satisfactory to Purchaser of the termination effective as of the Closing Date, of any management agreement, brokerage agreement or Project Contracts to be terminated by Seller under Paragraph 5A(6); and

     (18) A letter (hereinafter referred to as the “Audit Letter”) to Ernst & Young LLP, in substantially the form set forth on Exhibit “R” attached hereto and by this reference incorporated herein, with such modifications as reasonably acceptable to Seller and Purchaser, based on the financial information compiled by Ernst & Young LLP in connection its audit of the financial condition of Seller and its general partner for the year 2006.
          B. At Closing, Purchaser shall deliver to Title Company, as escrowee, or Seller directly, as Seller may elect, the following:
     (1) The balance of the Purchase Price plus Purchaser’s share of closing costs and prorations;
     (2) An original executed counterpart of the Lease Assignment and Contract Assumption;
     (3) Five (5) executed counterpart copies of the Drug Payment Escrow Agreement.
     (4) Such proof of Purchaser’s authority and authorization to enter into this transaction as may be required by Title Company; and
     (5) Any reasonable and customary documentation required by Title Company in order for Title Company to issue the Title Policy.
          C. At Closing, Purchaser and Seller shall, to the extent required, jointly deliver the following documents to the Title Company, as escrowee:
     (1) Any transfer tax declaration required by state or local law;
     (2) Joint direction to Title Company to transfer the Earnest Money into the Closing Escrow.
     (3) A closing statement containing calculations of prorations.
     8. Inspection Period.
          A. During the period commencing on the Effective Date and ending at 5:00 pm, central daylight standard time, on March 16, 2007 (said period of time is hereinafter referred to as the “Inspection Period”), Purchaser shall have the right and opportunity to inspect the physical condition of the Project and all information concerning the Project obtained by Purchaser. Seller agrees, subject to the rights of the existing tenants of the Project, to permit Purchaser to enter and inspect the Project, during normal business hours and upon at least two (2) business days prior notice and, at the election of Seller, accompanied by a representative of Seller to speak with representatives of tenants under the Leases. Purchaser acknowledges and agrees as follows: (i)

Purchaser shall not make or cause to be made any borings in the Project without Seller’s prior consent; (ii) Purchaser’s inspection shall not cause any injury to the Project; (iii) Purchaser, at its sole cost and expense, shall promptly repair any damage to the Project caused by the foregoing; (iv) Purchaser shall pay all costs and expenses incurred in connection with the foregoing; (v) Purchaser does hereby agree to indemnify, defend and hold Seller harmless from and against any and all loss, cost, injury, damage, liability, claim or expense, including, without limitation, reasonable attorneys’ fees and court costs, and liability of any kind arising out of or in connection with Purchaser’s activities on the Project, directly or indirectly, including, without limitation, the acts and omissions of Purchaser’s agents, employees, architects, engineers and other personnel (excluding, however, any loss, liability, damage, injury to claim arising out of (a) the acts or omissions of Seller or its agents, employees or contractors, or (b) the mere discovery of adverse information, defects or damage with respect to the Project); and (vi) Purchaser shall promptly deliver to Seller any third-party reports relating to the Project prepared or caused to be prepared by Purchaser, which reports Seller may retain in its possession even if the transaction contemplated by this Agreement is not consummated. Any such reports delivered by Purchaser pursuant to this Paragraph 8A shall be without representation or warranty of any kind. Notwithstanding anything to the contrary contained in this Agreement, the terms, provisions, conditions and indemnifications of this Paragraph 8 shall survive Closing and the delivery of the Deed or the termination of this Agreement.
          B. Purchaser agrees to keep the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Purchaser or Purchaser ‘s agents or contractor’s with respect to any inspection or physical testing of the Project. If any such lien at any time shall be filed, Purchaser shall cause the same to be discharged of record within twenty (20) days thereafter by satisfying the same. Purchaser shall, at its sole cost and expense, comply with all applicable federal, state and local laws, statutes, rules, regulations, ordinances or policies in conducting the inspections and shall, at its sole cost and expense, clean up and repair any damage or disorder to the Project caused by Purchaser or Purchaser’s agents or contractors’ entry thereon so that the Project shall be returned to the same condition that existed prior to such entry. Prior to any entry on to the Land, Purchaser shall obtain general liability and property damage insurance in amounts and in form and substance adequate to insure against all liability of Purchaser, its agents, employees or contractors, arising out of any entry, inspections or testing of the Land pursuant to the provisions hereof naming Seller and Seller’s lenders, if any, as additional insured in an annual amount less than One Million Dollars and No Cents ($1,000,000.00) for any single occurrence and One Million Dollars and No Cents ($1,000,000.00) in the aggregate and shall provide Seller with satisfactory evidence of such insurance.
          C. If, at any time during the Inspection Period, Purchaser, in its sole discretion, is not satisfied with the results of Purchaser’s inspection of the Project, or otherwise does not desire to purchase the Project for any reason or for no reason, Purchaser may elect to terminate this Agreement by written notice thereof to Seller received by Seller prior to the end of the Inspection Period. In such event, the Earnest Money shall be returned to Purchaser and each of the parties shall be released from further liability to the other, except to the extent provided herein. In the event Purchaser shall fail to so timely notify Seller of Purchaser’s desire to terminate this Agreement as provided in this Paragraph 8C, Purchaser shall be conclusively deemed to have elected to consummate the transaction contemplated by this Agreement in accordance with the terms hereof and shall be conclusively deemed to have accepted the condition of the Project at the end of the Inspection Period.
     9. As-Is Sale. PURCHASER COVENANTS AND AGREES THAT PURCHASER SHALL CONDUCT A COMPLETE AND THOROUGH INVESTIGATION AND EXAMINATION OF THE PROJECT EMPLOYING THE HIGHEST LEVELS OF DUE DILIGENCE NORMALLY AND CUSTOMARILY EMPLOYED BY SOPHISTICATED INSTITUTIONAL INVESTORS IN COMMERCIAL REAL ESTATE INVESTMENT TRANSACTIONS.

     EXCEPT AS MAY BE SPECIFICALLY STATED IN THE DOCUMENTS TO BE DELIVERED TO PURCHASER BY SELLER DESCRIBED IN PARAGRAPH 7 HEREOF OR AS SET FORTH IN THIS AGREEMENT, SELLER HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY, OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS TO, OR CONCERNING (i) THE NATURE AND CONDITION OF THE PROJECT, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF, FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON, (ii) THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, ENCUMBRANCE, RESERVATION, CONDITION, OR OTHERWISE, (iii) THE COMPLIANCE OF THE PROJECT OR THE OPERATION THEREOF WITH ANY LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY, (iv) ANY ENVIRONMENTAL CONDITIONS WHICH MAY EXIST ON THE PROJECT, INCLUDING, WITHOUT LIMITATION, THE EXISTENCE OR NONEXISTENCE OF “HAZARDOUS SUBSTANCES,” “HAZARDOUS MATERIALS,” “TOXIC SUBSTANCES,” OR “SOLID WASTE” AS SUCH TERMS ARE DEFINED IN THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED BY SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, AND THE HAZARDOUS MATERIALS TRANSPORTATION ACT, AND ANY OTHER FEDERAL, STATE OR LOCAL STATUTE, ORDINANCE, CODE, RULE, REGULATION, ORDER OR DECREE REGULATING, RELATING TO OR IMPOSING LIABILITY OR STANDARDS OF CONDUCT CONCERNING ANY HAZARDOUS, TOXIC OR DANGEROUS WASTE, SUBSTANCE, CHEMICAL OR MATERIAL NOW OR HEREAFTER IN EFFECT, AND IN THE REGULATIONS PROMULGATED PURSUANT TO SUCH LAWS, ALL AS AMENDED (ALL OF THE FOREGOING BEING REFERRED TO AS THE “HAZARDOUS WASTE LAWS”), AND (v) THE FINANCIAL EARNING CAPACITY OR HISTORY OR EXPENSE HISTORY OF THE OPERATION OF THE PROJECT, EXCEPT AS MAY BE SPECIFICALLY STATED IN THE THIS AGREEMENT. THE CONVEYANCE OF THE PROJECT IS MADE ON AN “AS-IS/WHERE-IS” BASIS, AND PURCHASER EXPRESSLY ACKNOWLEDGES, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED IN THIS AGREEMENT OR IN THE DOCUMENTS TO BE DELIVERED TO PURCHASER BY SELLER DESCRIBED IN PARAGRAPH 7 HEREOF, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROJECT. PURCHASER ACKNOWLEDGES, WARRANTS AND REPRESENTS TO SELLER THAT NO REPRESENTATIONS HAVE BEEN MADE BY SELLER, ITS AGENTS, BROKERS, MANAGER OR EMPLOYEES IN ORDER TO INDUCE PURCHASER TO ENTER INTO THIS TRANSACTION OTHER THAN AS EXPRESSLY STATED IN THIS AGREEMENT OR IN THE DOCUMENTS TO BE DELIVERED TO PURCHASER BY SELLER DESCRIBED IN PARAGRAPH 7 HEREOF. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS MAY BE SPECIFICALLY STATED IN THE DOCUMENTS TO BE DELIVERED TO PURCHASER BY SELLER DESCRIBED IN PARAGRAPH 7 HEREOF OR IN THIS AGREEMENT, PURCHASER ACKNOWLEDGES,

WARRANTS AND REPRESENTS TO SELLER NEITHER SELLER NOR SELLER’S AGENTS, BROKERS OR EMPLOYEES HAVE MADE ANY REPRESENTATION OR STATEMENT TO PURCHASER CONCERNING THE PROJECT’S INVESTMENT POTENTIAL OR RESALE AT ANY FUTURE DATE, AT A PROFIT OR OTHERWISE, NOR HAS SELLER OR SELLER’S AGENTS, MANAGER, BROKERS OR EMPLOYEES RENDERED ANY ADVICE OR EXPRESSED ANY OPINION TO PURCHASER REGARDING ANY INCOME TAX CONSEQUENCES OF OWNERSHIP OF THE PROJECT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, EXCEPT AS SPECIFICALLY PROVIDED IN A DOCUMENT TO BE DELIVERED TO PURCHASER BY SELLER DESCRIBED IN PARAGRAPH 7 HEREOF OR AS SET FORTH IN THIS AGREEMENT, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, THE EXISTENCE OR NONEXISTENCE OF “HAZARDOUS SUBSTANCES,” “HAZARDOUS MATERIALS,” “TOXIC SUBSTANCES,” OR “SOLID WASTE” AS SUCH TERMS ARE DEFINED IN THE HAZARDOUS WASTE LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROJECT. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROJECT BE REQUIRED AFTER THE DATE OF CLOSING, SELLER SHALL HAVE NO LIABILITY WHATSOEVER FOR SUCH CLEAN-UP, REMOVAL OR REMEDIATION.
     PURCHASER ACKNOWLEDGES THAT EXCEPT AS MAY BE SPECIFICALLY STATED IN THE DOCUMENTS TO BE DELIVERED TO PURCHASER BY SELLER DESCRIBED IN PARAGRAPH 7 HEREOF OR EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE PROJECT STUFF AND ANY REPORTS SUPPLIED OR MADE AVAILABLE BY SELLER, WHETHER WRITTEN OR ORAL, OR IN THE FORM OF MAPS, SURVEYS, PLATS, SOIL REPORTS, ENGINEERING STUDIES, ENVIRONMENTAL STUDIES, OR OTHER INSPECTION REPORTS PERTAINING TO THE PROJECT (HEREINAFTER REFERRED TO AS THE “REPORTS”) WERE DELIVERED TO PURCHASER ON AN “AS-IS/WHERE-IS” BASIS SOLELY AS A COURTESY AND SELLER HAS NEITHER VERIFIED THE ACCURACY OF ANY STATEMENTS OR OTHER INFORMATION THEREIN CONTAINED, NOR ANY METHOD USED TO COMPILE THE REPORTS OR THE QUALIFICATIONS OF THE PERSON(S) PREPARING THE REPORTS AND SELLER MAKES

NO REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW AS TO THE ACCURACY, COMPLETENESS OR ANY OTHER ASPECT OF THE REPORTS.
     PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE AND THAT PURCHASER HAS RELIED AND, EXCEPT FOR REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH HEREIN OR EXCEPT AS MAY BE SPECIFICALLY STATED IN THE DOCUMENTS TO BE DELIVERED TO PURCHASER BY SELLER DESCRIBED IN PARAGRAPH 7 HEREOF, SHALL RELY SOLELY ON (I) PURCHASER’S OWN EXPERTISE AND THAT OF PURCHASER’S CONSULTANTS IN PURCHASING THE PROJECT, AND (II) PURCHASER’S OWN KNOWLEDGE OF THE PROJECT BASED SOLELY ON PURCHASER’S INVESTIGATIONS AND INSPECTIONS OF THE PROJECT. THE TERMS AND CONDITIONS OF THIS PARAGRAPH SHALL EXPRESSLY SURVIVE THE CLOSING, NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND SHALL BE INCORPORATED INTO DEED. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY SELLER, ANY REAL ESTATE BROKER, ATTORNEY, CONTRACTOR, AFFILIATE, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE “AS IS” NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROJECT. PURCHASER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN PARAGRAPH ARE AN INTEGRAL PART OF THIS AGREEMENT AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROJECT TO PURCHASER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS PARAGRAPH.
     Notwithstanding anything contained in this Agreement to the contrary, Purchaser does not release Seller, or any other party from, any responsibility or liability arising out of or in connection with: (i) any claims made or causes of action brought by any third party unrelated to Purchaser alleging a default or breach by Seller with respect to the Project which is alleged to have occurred prior to the Closing Date under any contract or agreement; or (ii) any tort claims made or brought by a third party unrelated to Purchaser relating to the Project, which arise from any acts or omissions of Seller and which is alleged to have occurred during the time that Seller owned title to the Project; or (iii) any claims arising from the fraud of Seller relating to this Agreement. Seller agrees to indemnify and hold Purchaser harmless from and against any and all liabilities, claims, demands and expenses, including, without limitation, court costs and attorneys’ fees, which arise from any of the events listed in clauses (i), (ii) or (iii) above, that occurred prior to the Closing Date and which were in any way related to the ownership, maintenance or operation of the Project prior to the Closing Date. The provisions of this paragraph shall survive the Closing for a period ending on December 27, 2007.

     10.  Representations and Warranties.
          A. In order to induce Purchaser to enter into this Agreement Seller covenants, represents and warrants, as the case may be, to Purchaser as follows:
     (1) Seller has been duly organized and is validly existing under the laws of the State of Delaware. Seller is duly qualified to do business and is in good standing in the State where the Project is located. Seller has the full right and authority to enter into this Agreement and to transfer all of the Project to be conveyed by Seller and to consummate or cause to be consummated the transactions contemplated herein in accordance with the terms hereof. The person signing this Agreement on behalf of Seller is authorized to do so and may bind Seller without the joinder or cosignature of any other person.
     (2) Seller is not a party to any contract, agreement or commitment to sell, convey, assign, transfer, provide rights of first refusal, rights of first offer or other similar rights or otherwise dispose of any portion of the Project.
     (3) This Agreement has been duly authorized and executed on behalf of Seller and constitutes a valid and binding agreement, enforceable in accordance with its terms. Seller has obtained all consents, releases and permissions and given all required notifications related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation to which Seller is a party or by which Seller is bound.
     (4) Seller has furnished Purchaser with true and complete copies of all Leases and other agreements, including all guaranties thereof and amendments thereto and modifications thereof, affecting the Project. The Leases will be the only leases which affect the Project as of the Closing. There are no lease brokerage agreements, leasing commission agreements, or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Project (hereinafter collectively referred to as the “Commissions”) other than as disclosed in Exhibit “M” attached hereto and by this reference incorporated herein, all of which have been paid by Seller. To Seller’s knowledge, each of the Leases is in full force and effect and there exists no default or event, which, with the giving of notice or passage of time, or both, would constitute a default by Seller under any of the Leases. There are no tenant improvements or work currently required to be performed by the landlord under the Leases, or payments, costs and expenses currently required, or required in connection with the initial occupancy under any such Lease to be paid by the landlord pursuant to the Leases, including, without limitation, tenant improvement costs, lease buyout costs, reimbursement of tenant’s moving expenses or other out of pocket costs or allowances, required to be paid by the landlord under the Leases, other than as set forth on Exhibit “N”, attached hereto and by this reference incorporated herein (hereinafter referred to as the “Current Payables”) .

     (5) True and complete copies of all Project Contracts will be delivered to Purchaser as provided in Paragraph 5A(6) hereof. To Seller’s knowledge, each of the Project Contracts is in full force and effect and there exists no default or event, which, with the giving of notice or passage of time, or both, would constitute a default by Seller under any of the Project Contracts.
     (6) Seller has received no written notice from any governmental agency of any claims to the effect that the operation or use of the Project is in violation of any applicable law, ordinance, rule, regulation or order, or that any such claim or any investigation with respect thereto is under consideration, or of any pending or threatened requests, applications or proceedings to alter or restrict the zoning or other use restrictions applicable to the Project.
     (7) To Seller’s knowledge, and except for the Confidential Information, all books, files and records delivered by Seller to Purchaser, or made available by Seller to Purchaser for review, including without limitation the Project Stuff, are complete and unaltered copies of such books, files and records in Seller’s possession or control. Except for Confidential Information, all books, files and records related to the Project in Seller’s possession or control were delivered or made available to Purchaser for review. None of the Confidential Information identifies actual or potential third-party claims or liabilities that would attach to, bind or affect the Project or Purchaser after Closing. Seller has no knowledge of any material inaccuracy in any of the books, files and records delivered by Seller to Purchaser, or made by Seller to Purchaser for review, including, without limitation, the Project Stuff, which would cause such books, files or records to be materially misleading in any respect.
     (8) There are no employees of Seller or the Project that will become the Purchaser’s responsibility following Closing.
     (9) To Seller’s knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending or threatened against the Project or the transaction contemplated by this Agreement, which, if adversely determined, could individually or in the aggregate have a material adverse effect on the Project or any portion thereof or which could in any material way interfere with the consummation by Seller of the transaction contemplated by this Agreement.
     (10) Neither the execution of this Agreement nor the consummation of the transaction contemplated hereby will violate any restriction, court order or agreement to which Seller or the Project is subject.
     (11) Seller is now solvent and will be solvent at the Closing. The transaction herein described is not part of a leveraged buy-out or other transaction relating to the sale of Seller.

     (12) Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1954.
     (13) To the best of Seller’s knowledge, there is no pending or threatened condemnation or eminent domain proceeding which would affect any of the Project.
     (14) At Closing, there will be no unpaid bills or claims in connection with any repair of the Improvements other than unpaid bills or claims arising in the ordinary course of business, payable in the normal billing cycle which Seller shall pay prior to the Closing or credit to Purchaser at the Closing.
     (15) Seller is not, and the entities or individuals that constitute Seller, that may own or control Seller, or that may be owned or controlled by Seller (in all cases, other than through the ownership of publicly traded, direct or indirect ownership interests) (each a “Seller Entity”) are not, (i) in violation of any laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list which identifies an “Specially Designated National” or “blocked person” either of which are referred to herein as a “SDN”).
     B. In order to induce Seller to enter into this Agreement Purchaser covenants, represents and warrants, as the case may be, to Seller as follows:
     (1) Purchaser has been duly organized and is validly existing under the laws of the State of Delaware. Purchaser is, or shall, at the time of Closing be, duly qualified to do business and is in good standing in the State where the Project is located. Purchaser has the full right and authority to enter into this Agreement and to purchase all of the Project to be conveyed by Seller and to consummate or cause to be consummated the transactions contemplated herein in accordance with the terms hereof. The person signing this Agreement on behalf of Purchaser is authorized to do so and may bind Purchaser without the joinder or cosignature of any other person.
     (2) This Agreement has been duly authorized and executed on behalf of Purchaser and constitutes a valid and binding agreement, enforceable in accordance with its terms. Purchaser has obtained all consents, releases and permissions and given all required notifications related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation to which Purchaser is a party or by which Purchaser is bound.

     (3) Neither the execution of this Agreement nor the consummation of the transaction contemplated hereby will violate any restriction, court order or agreement to which Purchaser is subject.
     (4) There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate interfere with the consummation of the transaction contemplated by this Agreement.
     (5) Purchaser is a limited liability company that specializes in the investment in and ownership and operation of income producing commercial real estate in geographically diverse markets. As such, it is a sophisticated real estate owner, investor and manager with particular experience in the acquisition, ownership and operations of properties similar to the Project. Purchaser further warrants and represents that it has the ability through its own employees, or through agents, independent contractors, consultants or other experts with whom it has a relationship, to evaluate fully the investment characteristics of the Project and to assess fully all issues pertaining to title to the Project, the assumption by Purchaser of the Leases and the Project Contracts, the value of the Project, the ability of Purchaser to obtain financing, the physical and environmental condition of the Project, and the compliance of the Project and the operation thereof with all applicable laws, rules, and regulations of any and all governmental agencies having jurisdiction with respect thereto, and the past and future economic performance of the Project. Accordingly, Purchaser warrants and represents that except for the express warranties and representations made by Seller in this Paragraph 10A, above, and as contained in the documents and instruments required to be executed and delivered by Seller to Purchaser pursuant to Paragraph 6 hereof at Closing, Purchaser has not relied and will not rely upon any warranty, representation, statement of fact, or other information made by or furnished on behalf of Seller or any of its employees, affiliates, agents, Broker, investment advisor, consultants, contractors, or others, but is relying solely upon its own investigations, assessments, evaluations, and those of its own employees, agents, independent contractors, consultants, investment advisors and other experts with whom it is dealing in connection with the transactions contemplated by this Agreement.
     (6) Purchaser is not, and the entities or individuals that constitute Purchaser, that may own or control Purchaser, or that may be owned or controlled by Purchaser (in all cases, other than through the ownership of publicly traded, direct or indirect ownership interests) (each a “Purchaser Entity”) are not, (i) in violation of any laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list which identifies an SDN.
          C. Seller shall not be deemed to have knowledge of any fact or condition pertaining to the representations and warranties contained in subparagraph 10A above or otherwise merely because Broker or Seller’s agents, employees or contractors may have had knowledge of such fact or condition. Purchaser hereby expressly agrees Seller shall not be charged with knowledge of any fact or condition pertaining to the Project (whether such fact or condition relates to the representations or warranties contained in subparagraph 10A above or otherwise) unless Richard M. Reeves (hereinafter referred to as the “Seller’s Representative”) had actual (as opposed to imputed) knowledge of such fact or condition.
          D. In the event a change of circumstances occurs through no fault of Seller on or prior to the Closing Date which causes any of Seller’s representations or warranties set forth in Paragraph 10A to become untrue, Seller shall, at its option, have a period of thirty (30) days from the date of the discovery of such change of circumstances to cure such untrue fact or condition (and the Closing Date shall be extended to accommodate such cure period), provided however, in the event the Seller elects not to cure such untrue fact or condition or fails to cure same, Purchaser shall have the right, as Purchaser’s sole and exclusive remedies hereunder, to either: (i) terminate this Agreement by written notice to Seller, in which case, this Agreement shall be null and void and of no further force or effect, except as provided herein and the parties hereto shall have no further obligations to the other, except all Earnest Money shall be returned to Purchaser; or (ii) waive the foregoing right of termination and consummate the transaction contemplated by this Agreement, in which case, Seller shall have no liability whatsoever on account of the inability of Seller to cure such untrue representation or warranty contained in Paragraph 10A above. Seller shall notify Purchaser of any such change of circumstances of which Seller becomes aware within one (1) business day after such awareness.
          E. Wherever in this Agreement the words “Seller has received no written notice (or words of similar effect)” are utilized, such phrase shall be deemed to mean Seller’s Representative has not received written notice within the past three (3) years of the fact or circumstance in which such phrase qualifies.
          F. The representations and warranties of Seller and Purchaser set forth in this Paragraph 10, shall survive the Closing for a period ending on December 27, 2007 hereinafter referred to as the “Survival Period”). No claim for a breach of any representation or warranty of Seller shall be actionable or payable: (i) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing; (ii) unless the valid claims of all such breaches collectively aggregate more than One Hundred Fifty Thousand Dollars and No Cents ($150,000.00), in which event the full amount of such claims shall be actionable; and (iii) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of the Survival Period and an action shall have been commenced by Purchaser against Seller within the Survival Period.
     11. Covenants and Agreements Pending Closing.

     A. Purchaser hereby covenants and agrees with Seller that Purchaser will diligently discharge its obligations with respect to its inspection and evaluation of all aspects of the Project and it will keep Seller informed with respect to the progress of such inspection and evaluation and, if requested by Seller, will furnish Seller promptly with any and all studies, reports and other information obtained from third-party consultants with respect to the physical and environmental condition of the Project.
     B. From and after the Effective Date and continuing through Closing, Seller shall use commercially reasonable efforts to operate and maintain the Project in a manner generally consistent with the manner in which Seller has operated and maintained the Project prior to the Effective Date.
     C. Seller will deliver to Purchaser any new Leases or any renewals, expansions, or modifications of existing Leases that Seller wishes to execute between the Effective Date and Closing (hereinafter referred to as a “Proposed Lease Transaction”) and shall not enter any Proposed Lease Transaction without obtaining the written approval of Purchaser. Seller’s notice of a Proposed Lease Transaction will include a description of all payments, costs and expenses required to be paid by the landlord pursuant to the Proposed Lease Transaction, including, without limitation, tenant improvement costs, lease buyout costs, brokerage fees and commissions, reimbursement of tenant’s moving expenses and other out of pocket costs, design, refurbishment and club allowances, and the economic burden of any free or reduced rent (hereinafter referred to as the “Tenant Inducement Costs”). Prior to the expiration of the Inspection Period, Purchaser agrees that it will promptly review such Proposed Lease Transaction within four (4) business days after receipt of written notice of the Proposed Lease Transaction from Seller and shall not unreasonably withheld its consent thereto. A failure to provide a notice of disapproval pursuant to the immediately preceding sentence within such four (4) business day period will be deemed to constitute approval by Purchaser for all purposes, including, without limitation, approval of the Tenant Inducement Costs. At Closing the Tenant Inducement Costs with respect to approved Proposed Lease Transactions will be assumed by Purchaser, and to the extent previously paid by Seller, they will be credited to the account of and paid to Seller at Closing.
     D. Through the Closing Date, Seller shall maintain or cause to be maintained, at Seller’s sole cost and expense, all insurance regarding the Project maintained by Seller prior to the date of this Agreement.
     E. After the Effective Date, Seller shall not enter into any contract affecting the Project, or any amendment, expansion, extension or renewal thereof, or waive, compromise or settle any rights of Seller under any contract, or agree to return any Security Deposit (except as expressly authorized by a Lease), or modify, amend, or terminate any Project Contract (collectively a “Material Transaction”), without in each case obtaining Purchaser’s prior written consent thereto. When seeking Purchaser’s consent to a Material Transaction, Seller shall provide notice of the identity of the proposed party thereto, a summary of material business terms and whatever credit and background information, if any, Seller then possesses with respect to such proposed other party. Prior to the expiration of the Inspection Period, Purchaser agrees that it will promptly review such Material Transaction within four (4) business days after receipt of written notice of the Material Transaction from Seller and shall not unreasonably withheld its consent thereto. Purchaser shall be deemed to have approved any proposed Material Transaction if Purchaser has not responded to Seller within four (4) business days after receipt of such information. Notwithstanding anything herein contained to the contrary that Seller may enter into the Amendment and Restatement of Reciprocal Easement and Covenant Agreement in substantially the form attached hereto as Exhibit “O” and by this reference incorporated herein (hereinafter referred to as the “Amended Easement”; provided that Purchaser shall have approved the exhibits to be attached thereto, which approval shall not be unreasonably withheld or conditioned.
          F. After the Effective Date, Seller shall not remove any material items of the Personal Property from the Project unless same is obsolete and is replaced by personal property of equal or greater utility or value.
     12. Conditions Precedent to Closing.
          A. In addition to any conditions provided in other provisions of this Agreement, Purchaser’s obligation to purchase the Project is and shall be conditioned on the satisfaction of the items set forth in this Paragraph 12A (hereinafter referred to as the “Purchaser Conditions Precedent”). The Purchaser Conditions Precedent are intended solely for the benefit of Purchaser and may be waived only by Purchaser in writing. In the event any Purchaser Condition Precedent is not satisfied, Purchaser may, in its sole and absolute discretion terminate this Agreement and all obligations of Purchaser and Seller hereunder (except provisions of this Agreement which recite that they survive termination) shall terminate and be of no further force or effect and the Earnest Money shall be paid to Purchaser.
     (1) The due performance by Seller of each and every covenant, undertaking and agreement to be performed by it hereunder and the truth of each representation and warranty made in this Agreement by Seller at the time as of which the same is made and as of the Closing as if made on and as of the Closing.
     (2) That there shall not have occurred at any time or times on or before the Closing any taking or threatened taking of the Project or any part thereof by eminent domain.
     (3) That at no time prior to the Closing shall any of the following have been done by or against or with respect to Seller: (i) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (ii) the appointment of a trustee or receiver of any property interest; or (iii) an assignment for the benefit of creditors.

     (4) Title Company is prepared to issue the Title Policy in the form approved by Purchaser on or prior to the expiration of the Inspection Period, subject only to the Permitted Exceptions.
     (5) On the Closing Date, there shall not then be pending or, to the knowledge of either Purchaser or Seller, threatened, any litigation, administrative proceeding, investigation or other form of governmental enforcement, or executive or legislative proceeding which, if determined adversely, would; restrain the consummation of any of the transactions herein referred to; declare illegal, invalid or non-binding any of the covenants or obligations of the parties herein.
     (6) Purchaser’s obligations under this Agreement are further conditioned upon execution of the Amended Easement and receiving an estoppel certificate (hereinafter referred to as the “Easement Estoppel”) from the Reserve Master Association, Inc. a Connecticut corporation (hereinafter referred to as the “Reserve”) not less than two (2) days prior to the Closing in a form mutually acceptable to Seller and Purchaser stating: (i) that the

Amended Easement has not been further modified; (ii) there is no event or condition required to be performed by Seller or any other party under the Amended Easement which with notice or the passage of time would constitute a default of Seller thereunder. In the event Seller is unable to obtain the Easement Estoppel then Seller may, but shall not be so obligated, substitute a certificate of Seller asserting the above provisions.
          B. Seller’s obligation to consummate the purchase and sale of the Project is conditioned upon satisfaction of the items contained in this Paragraph 12B (hereinafter referred to as the “Seller Conditions Precedent”). The Seller Conditions Precedent are intended solely for the benefit of Seller and may be waived only by Seller in writing.

     (1) Purchaser shall have performed and observed in all material respects all covenants and agreements to be performed by Purchaser under this Agreement; and
     (2) All of the representations and warranties of Purchaser contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the date of Closing.
          C. Purchaser’s obligations under this Agreement are further conditioned upon Purchaser receiving Conforming Tenant Estoppel Certificates, as hereinafter defined, not less than two (2) days prior to the Closing from: (i) Boehringer Ingelheim Pharmaceuticals, Inc., (hereinafter referred to as “Drugs”); (ii) Praxair, Inc.; (hereinafter referred to as “Gas”); (iii) RWE Nukem Incorporated (hereinafter referred to as “Schmutz ); and (iv) Honeywell International Inc. a Delaware corporation (hereinafter referred to as “Space”) (hereinafter collectively referred to as the “Minimum Required Estoppels”) addressed to Purchaser. In the event Seller is unable to obtain a Conforming Tenant Estoppel, as hereinafter defined, from Schmutz, then Seller may, but shall not be so obligated, substitute a Conforming Landlord Estoppel Certificate for Schmutz. Such substituted Conforming Landlord Estoppel Certificates shall be counted for all purposes in determining whether Seller has achieved the Minimum Required Estoppels. As used in this Agreement, the term “Conforming Tenant Estoppel Certificate” means: (i) any Tenant Estoppel Certificate that is dated after February 27, 2007 and is delivered to Purchaser in the form of said Exhibit “P”, which does not contain any modification or addition that is materially adverse to Purchaser and which does not reveal any default under the affected Lease or condition which with notice and the passage of time would constitute a default and does not contain any matters that are inconsistent with such tenant’s lease and which does not reveal any default under the affected Lease or condition which with notice and the passage of time would constitute a default; or (ii) any Tenant Estoppel Certificate dated after February 27, 2007 in a form containing the information which a tenant is required to address in an estoppel certificate as required by such tenant’s Lease, which does not contain any information or assertion that is materially adverse to Purchaser and which does not reveal any default under the affected Lease or condition which with notice and the passage of time would constitute a default and does not contain any matters that are inconsistent with such tenant’s lease. A “Conforming Landlord Estoppel Certificate” means a certificate executed and delivered by Seller at or prior to the Closing which contains the same information with respect to any affected Leases as would the applicable Conforming Tenant Estoppel Certificate, and which does not contain any modification or addition that is materially adverse to Purchaser and which does not reveal any default under the affected lease or condition which with notice and the passage of time would constitute a default and does not contain any matters that are inconsistent with such tenant’s lease. Any Tenant Estoppel Certificate which is not a Conforming Tenant Estoppel Certificate or a Conforming Landlord Estoppel Certificate, but which is not expressly disapproved by Purchaser in writing within two (2) business days after receipt thereof, will also constitute a Conforming Tenant Estoppel Certificate. If Seller fails to deliver the Minimum Required Estoppels at or prior to the date that is two (2) days prior to the Closing Date, then Purchaser shall have the right to extend the Closing Date for an additional fourteen (14) days in order to obtain the Minimum Required Estoppels by giving written notice thereof to Seller two (2) days prior to the Closing Date. If Seller fails to deliver the Minimum Required Estoppels at or prior to the date that is two (2) days prior to the Closing Date, as same may be so extended pursuant to the provisions of the immediately preceding sentence, then Purchaser’s sole and exclusive remedy with respect to such failure will be to terminate this Agreement, in which case the Earnest Money will be refunded in full to Purchaser and thereupon this Agreement will be null and void and of no further force and effect whatsoever, except for the terms of this Agreement which expressly survive termination of this Agreement by Purchaser. In the event Seller delivers any Conforming Landlord Estoppel Certificates and later obtains a Conforming Estoppel Certificate with respect to the same Lease, then upon delivery of the Conforming Tenant Estoppel Certificate to Purchaser (whether before or after Closing), Seller will be automatically and fully released and discharged from any and all liability then or thereafter arising with respect to the Conforming Landlord Estoppel Certificate, which certificate will become null and void ab initio immediately upon delivery of the Conforming Tenant Estoppel Certificate.
          D. Seller shall cooperate with Purchaser to issue and obtain on or before the Closing a subordination, non-disturbance and attornment agreement from Tenants. The failure by Seller or Purchaser to obtain the aforementioned agreements shall in no way(i) be a condition of Purchaser to proceed with Closing, (ii) be deemed a default by Seller under this Agreement, or (iii) cause the Closing to be extended beyond the scheduled Closing Date.
     13. Adjustments.
          A. Subject to the terms and conditions of this Paragraph 13, prorations of rents, revenues, and other income, if any, from the Project (hereinafter referred to as the “Rentals”) shall be prorated as of 11:59 p.m. on the day prior to the Closing Date (hereinafter referred to as the “Proration Date”). It is agreed between the parties, the Closing Date shall be an income and expense day for Purchaser; provided, however, to the extent Seller does not receive its net proceeds by 2:00 pm eastern time, the Closing Date shall be an income and expense day for Seller and the prorations shall be determined as of 11:59 p.m. on the day of Closing. Seller and Purchaser hereby acknowledge and agree, except to the extent referenced in the immediately prior sentence, Seller shall be entitled to all Rentals accruing prior to the Closing Date and Purchaser shall be entitled to all Rentals accruing on and after the Closing Date.
          B. An adjustment to the Purchase Price shall be made between Seller and Purchaser on a per diem basis as of the Proration Date for real estate taxes, personal property taxes and other state or city taxes, charges and assessments levied against the Project, not yet due and payable or due but not yet paid (hereinafter referred to as the “Taxes”), on the basis of the most recently issued tax bill relating to the Project and in the manner in which such taxes are customarily adjusted between purchaser’s and seller’s of commercial real estate in the Danbury, Connecticut area.

          C. The following items set forth below shall be apportioned between Seller and Purchaser as of 11:59 p.m. on the Proration Date:
     (1) Fuel, water, sewer, telephone, and all other utility charges.
     (2) Fees paid or payable under any licenses, permits or other Intangible Project assignable to Purchaser and charges and other amounts payable under any contracts assigned to Purchaser pursuant to the terms of this Agreement.
     (3) All other items customarily prorated or adjusted on the conveyance of similar projects.
          D. For purposes of this Agreement, any Rentals (whether base rent or “pass-throughs”) shall be deemed delinquent when payment thereof is due prior to the Closing Date, but has not been made as of the Proration Date (hereinafter referred to as the “Delinquent Rentals”). Delinquent Rentals shall not be prorated until collected pursuant to this Paragraph 13. To the extent either Seller or Purchaser collects any Delinquent Rentals after the Closing Date, such Delinquent Rentals shall be first applied to the most current obligation due and paid to the party so entitled. Seller and Carbide shall have the right to pursue and take any action against any tenants owing Delinquent Rentals relating to the period prior to the Closing Date; provided, however, neither Seller nor Carbide shall take any action with respect hereto until ninety (90) days after the Closing Date which would disturb any of said tenants right to quiet possession of its premises or result in a termination of the Lease.
          E. Charges under all Project Contracts shall be prorated on a per diem basis as of the Proration Date on the basis of the billing period of the party levying such charges. Except as otherwise may be set forth in this Agreement, Seller shall be responsible for the payment of all expenses for the Project incurred prior to the Closing Date and Purchaser shall be responsible for the payment of all expenses for the Project incurred from and after the Closing Date.
     F. (1) To the extent tenants under Leases pay monthly estimates of common area maintenance charges, operating expenses, utilities, insurance premiums and similar expenses (hereinafter collectively referred to as the “Charges”) with an adjustment at the end of each fiscal year applicable to the Charges, such Charges for the month in which the Closing occurs shall be prorated as of the Closing Date in the same manner as Rentals, and the party receiving the such Charges for the month in which the Closing occurs shall remit to (if received on or after the Closing Date) or credit (if received before the Closing Date) the other party its prorated share.
     (2) With respect to the calendar year 2006, Seller shall prepare, or cause Carbide to prepare, on a tenant-by-tenant basis (with respect to only tenants under Leases commencing prior to January 1, 2007), a reconciliation of: (a) such tenant’s share of the actual total amount of Charges incurred by Seller, or Carbide, as the landlord or sublandlord, as applicable, under the Leases, for calendar year 2006 (hereinafter collectively referred to as the “Tenant’s Share”); (b) the amount of Charges actually paid by such tenant to Seller or Carbide under the Leases, prior to the Closing Date for the calendar year 2006; and (c) the amount owing, if any to such tenants or to Seller or Carbide, with respect to Charges for the year 2006. Seller or Carbide shall provide such reconciliation to Purchaser who shall promptly deliver the same to the applicable tenants. Seller shall be responsible for any payment due to such tenants with respect to the Charges and shall also be entitled to any sums payable by such tenants with respect to such charges. Seller and Carbide shall have the right to pursue and take any action against any tenants owing Charges relating to the year 2006; provided, however, neither Seller nor Carbide shall take any action which would disturb any of said tenants right to quiet possession of its premises. Seller shall indemnify and hold Purchaser harmless from and against any liability for any sum payable to a tenant under a Lease with respect to Charges for the year 2006.
          G. Provided that Closing occurs, Purchaser hereby acknowledges it shall be responsible for any Tenant Inducement Costs with respect to the Leases entered into subsequent to the date hereof by Purchaser, and by Seller if pursuant to the provisions of Paragraph 11C hereof, and for renewals or extensions or expansions exercised after exercised after the date hereof and Purchaser shall not receive a credit for any of such costs.
          H. Purchaser shall be credited and Seller shall be debited with an amount equal to all tenant Security Deposits being held by Seller as of the Proration Date. Any Security Deposits which are held as letters of credit or other forms of security shall be transferred to Purchaser at Closing.
          I. To the extent that Seller has not paid the Current Payables prior to the Closing, Seller shall provide Purchaser a credit to the Purchase Price in an amount equal to: (i) the Current Payables with respect to tenants other than Praxair; plus (ii) the difference between: (a) the Current Payables with respect to Praxair; and (b) the amount of interest that would be earned on the Current Payables with respect to Praxair if same were invested for a period commencing on Closing Date and ending on the last date which such Current Payables are payable at an annual rate equal to Six Percent (6%). To the extent that Seller pays any Current Payables prior to the Closing, Seller shall provide Purchaser with evidence of such payment reasonably acceptable to Purchaser and, if any portion of the Current Payables so paid is less than the amount required under any applicable Lease but accepted by the applicable tenant under such Lease in settlement of the amount required to be so paid thereunder, Seller shall provide Purchaser with a written acknowledgment of such tenant of the acceptance of such lesser amount in settlement of the amount required to be paid under such applicable Lease.
          J. Unless otherwise provided herein, all prorations hereunder shall be final.

          K. In the event any prorations, apportionments or computations made under this Paragraph 13 shall prove to be incorrect for any reason, then either party shall be entitled to an adjustment to correct the same, provided that it makes written demand on the one from whom it is entitled to such adjustment on or before December 27, 2007, provided if such amounts are not then ascertainable, the same shall be prorated promptly after the actual amount is so ascertained.
          L. In the event Drugs exercises the ROFO Right as defined in and pursuant Paragraph 9 of that certain Second Amendment to Sublease Agreement (hereinafter referred to as the “Amendment”) dated February 14th 2005, by and among Seller, Carbide and Drugs on or prior to September 1, 2007 Seller shall pay to Purchaser an amount (hereinafter referred to as the “Drug Payment”) equal to $16.47 multiplied by the square feet within the ROFO Space, as defined in the Amendment, but not in excess of 40,000 square feet. Purchaser shall provide Seller with a copy of the notice that Drugs has so exercised the ROFO Right promptly after Purchaser’s receipt thereof and shall provide Seller with a copy of the executed amendment to the Drugs Lease setting forth the area of ROFO Space to be leased by Drugs pursuant to the ROFO Right. Seller shall pay the Drug Payment to Purchaser within ten (10) business days after notice from Seller which shall set forth: (i) the amount of the Drug Payment; (ii) the certification of Purchaser that Drugs has submitted all necessary data and documentation reasonably required by Purchaser for disbursement and shall include a copy of such data and documentation of the construction allowance for any renovation of the RFO Space, together with a copy of the application of Drugs therefore (said notice and the documentation required to be submitted therewith are hereinafter collectively referred to as the “Drug Notice”). To secure the Drug Payment at the Closing, Seller shall deposit the sum of Six Hundred Seventy Five Thousand Two Hundred Seventy Dollars and No Cents ($675,270.00), in to an escrow with an escrowee designated by Seller and reasonably acceptable to Purchaser to be established pursuant to an escrow agreement in the form attached hereto as Exhibit “Q” and by this reference incorporated herein (hereinafter referred to as the “Drug Payment Escrow Agreement”). All funds so deposited shall be deposited in an interest bearing account, government securities or other investments designated by Seller and reasonably satisfactory to Purchaser and all interest shall be paid to Seller. If, on or prior to September 5, 2007, Purchaser has not provided the escrowee under the Drug Payment Escrow Agreement with evidence that Drugs has exercised the ROFO on or prior to September 1, 2007, all funds in the Drug Payment Escrow together with all interest earned thereon shall be paid to Seller. Upon payment of the Drug Payment all additional funds in the Drug Payment Escrow together with all interest earned thereon shall be paid to Seller.
          M. Purchaser shall receive a credit to the Purchase Price with respect to the Amended Easement in the amount of Forty Thousand Dollars and No Cents ($40,000.00).
     14. Closing Costs. Purchaser will be responsible for the costs of: (i) the fee for the title examination and the Title Commitment and the Title Policy to be issued by the Title Company at Closing; (ii) any update of the Existing Survey or the Survey; (iii) any financing costs, including without limitation any mortgage taxes and any Loan Policy of Title Insurance (provided that availability of financing will not be a condition precedent to Closing); and (iv) recording costs. Seller and Purchaser will each pay the fees of their respective attorneys’ incurred in connection with this transaction. Seller and Purchaser will split equally any closing escrow fees. Seller shall pay the Connecticut Conveyance Tax, the Danbury Municipal Real Estate Conveyance tax and the cost to remove any Monetary Liens.
     15. Condemnation and Casualty.
          A. In the event that between the date of this Agreement and the date of Closing any condemnation or eminent domain proceedings are initiated which might result in the taking of any part of the Improvements or the Land, Purchaser, at its sole option, may elect to terminate this Agreement without costs, obligation or liability on the part of Purchaser, in which event the Earnest Money shall be refunded to Purchaser and all rights and obligations of the parties hereunder shall cease. In the event Purchaser elects not to so terminate this Agreement, Seller shall assign to Purchaser at Closing all of Seller’s title and interest in and to any award pertaining to the Project made in connection with such condemnation or eminent domain proceedings. Purchaser shall notify Seller within thirty (30) days after its receipt of notice of such condemnation or eminent domain proceedings whether it elects to exercise its right to terminate. If Purchaser fails to notify Seller of its election within said thirty (30) day period, such failure shall constitute an election to terminate this Agreement aforesaid. Closing shall be adjusted to allow for such election.
          B. In the event any of the Improvements are damaged or destroyed by fire or other casualty prior to the Closing Date and the cost to repair any such damage to a condition substantially identical to that of the Improvements prior to the event of damage exceeds Three Million Dollars ($3,000,000) or permits Tenant whose leases in the aggregate demise twenty thousand (20,000) square feet to terminate the applicable Lease (hereinafter referred to as the “Major Casualty”) and Seller has not repaired same at least ten (10) days prior to the Closing Date to substantially the same condition as prior to said casualty and all Tenants with a right to terminate the Lease have effectively waived said right, Purchaser shall have the right to elect either to: (i) terminate this Agreement; or (ii) to proceed to consummate the transaction contemplated by this Agreement. Such election shall be made by notice to Seller not later than the earlier of (a) ten (10) days following the date on which Seller has notified Purchaser of such damage or destruction or (b) the Closing Date. In the event Purchaser elects to terminate this Agreement, all Earnest Money under this Agreement shall be returned to Purchaser and the parties shall have no further rights and liabilities with respect to each other. Failure of Purchaser to so terminate this Agreement shall conclusively constitute Purchaser’s election to proceed with the transaction contemplated by this Agreement. Unless Purchaser has terminated this Agreement as herein provided, upon Closing, Seller shall assign to Purchaser all rights to insurance proceeds for such damage or destruction, which have not theretofore been expended for repairs to the Improvements and Purchaser shall receive a reduction in the Purchase Price in an amount equal to the deductible under said assigned policy of insurance and the amount equal to any uninsured loss. In the event of damage or destruction that is not a Major Casualty, and Seller has not repaired same at least ten (10)

days prior to the Closing Date to substantially the same condition as prior to said casualty, the transaction contemplated by this Agreement shall be consummated in accordance with the terms hereof and, at Closing, Seller shall assign to Purchaser all rights to insurance proceeds for such damage or destruction, which have not theretofore been expended for repairs to the Improvements and Purchaser shall receive a reduction in the Purchase Price in an amount equal to the deductible under said assigned policy of insurance and the amount equal to any uninsured loss. Seller shall advise Purchaser in writing (hereinafter referred to as the “Notice of Destruction”) within two (2) business days of the occurrence of any damage or destruction by fire or other casualty prior to the Closing Date, and shall concurrently provide Purchaser of an estimate of the cost of repair such damage to a condition substantially identical to that of the Improvements prior to the event of damage. If Purchaser disagrees with such estimate, Purchaser shall so notify Seller within five (5) business days of receipt of the Notice of Destruction, and shall designate a reputable contractor or insurance adjuster independent of both parties (and of all persons and entities with interest in either party) to estimate the cost of repair of the damage. If Seller does not give notice to Purchaser of Seller’s reasons for disapproving such contractor or insurance adjuster within three (3) business days after receipt of notice of the proposed contractor or insurance adjuster, Seller shall be deemed to have approved the contractor or insurance adjuster selected by Purchaser and the determination of said contractor or insurance adjuster of the cost of repair shall be binding upon the parties. Should Seller so disagree, Purchaser shall, within three (3) business days thereafter, designate another such contractor or insurance adjuster and the forgoing procedure shall be repeated until a mutually acceptable contractor or insurance adjuster is so designated. The designated contractor or insurance adjuster shall promptly determine the cost of such repair.
     16. Remedies.
          A. If Seller should breach any of its covenants, conditions, representations or warranties contained in this Agreement or should fail to consummate the sale contemplated herein for any reason other than Purchaser’s default, Purchaser may, upon two (2) business days written notice to Seller, if such breach or failure is not cured within such two (2) business day period, as its sole remedy: (i) terminate this Agreement, without further liability on Purchaser’s part, except as provided herein and receive a return of the Earnest Money; or (ii) enforce specific performance of this Agreement. Notwithstanding anything to the contrary contained in this Paragraph 16A, if prior to the Closing Seller either: (a) voluntarily conveys the Project to another party, (b) voluntarily places a mortgage on the Project which cannot be satisfied by the Purchase Price, or (c) refuses to execute and deliver at Closing to the Title Company the Deed or other documents required pursuant to Paragraph 7A of this Agreement, then Purchaser shall also be entitled to recover damages against Seller.
          B. If Purchaser should breach any of its covenants contained in this Agreement, or fail to consummate the purchase herein contemplated Seller may, upon two (2) business days written notice to Purchaser, if such breach is not cured within such two (2) day period, terminate this Agreement without further liability on Seller’s part and as the sole remedy of Seller, the Earnest Money shall be paid and forfeited to Seller as liquidated damages in lieu of all other remedies available to Seller, and the parties hereto shall have no further obligations hereunder. The parties hereto acknowledge and agree that it is impossible to determine the damages that may be suffered by Seller due to a default by Purchaser and that the forfeiture of the Earnest Money is a provision for liquidated damages and not a penalty. Therefore Purchaser and Seller do hereby agree that a reasonable estimate of the total net detriment that Seller would suffer in the event that Purchaser breaches this agreement and fails to complete the purchase of the Project is and shall be, as Seller’s sole and exclusive remedy (whether at law or in equity), an amount equal to the Earnest Money (which includes any accrued interest thereon). Said amount shall be the full, agreed and liquidated damages for the breach of this agreement by Purchaser, all other claims to damages or other remedies being herein expressly waived by Seller. Upon a breach by Purchaser, unless otherwise specified this Agreement shall be terminated and neither party shall have any further rights or obligations hereunder, each to the other, except for the right of Seller to collect such liquidated damages from Purchaser and the Title Company as escrowee. The parties acknowledge that the payment of such liquidated damages is not intended as a forfeiture or penalty, but is intended to constitute liquidated damages to Seller.
     17. Brokers. Seller agrees to pay, upon Closing, a broker’s commission to Broker pursuant to a separate written agreement between Seller and Broker. Purchaser and Seller, each to the other, hereby represent and warrant, to the best of their knowledge, there has been no brokers or finders, other than Broker, involved in connection with any of the transactions contemplated by this Agreement. Based upon such representations, each party hereby agrees to indemnify, defend and hold the other party harmless from and against any claim, cost, damage, or expense, including, without limitation, reasonable attorneys’ fees and costs, arising from alleged liability of the other party for brokerage commissions or finders fees claimed from persons with whom said party has dealt in relation to this transaction and with whom the other party has not dealt. Notwithstanding anything contained in this Agreement to the contrary, the terms, provisions, conditions and indemnifications of this Paragraph 17 shall survive the consummation of the transaction herein described or the termination of this Agreement.
     18. Entire Agreement. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Agreement, the exhibits annexed hereto and the instruments and documents referred to herein, which alone fully and completely express their agreements, and that neither party is relying upon any statement or representation, not embodied in this Agreement, made by the other. Each party expressly acknowledges that, except as expressly provided in this Agreement, the other party and the agents and representatives of the other party have not made, and the other party is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the transactions contemplated hereby. The preparation of this Agreement has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

     19. Modifications and Conditions. No modification, amendment, discharge or change of this Agreement, except as otherwise provided herein, shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, amendment, discharge or change is sought.
     20. Notices. Any notice pursuant to this Agreement must be given in writing by: (i) personal delivery; or (ii) reputable overnight delivery service with proof of delivery; or (iii) United States Mail, postage prepaid, registered or certified mail, return receipt requested; or (iv) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith, and will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission (or next business day if transmitted on a day other than a business day) provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (i), (ii) or (iii) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

If intended for Seller:	Richard M. Reeves
Sunbelt Management Co.
220 Congress Park Drive
Suite 215
Delray Beach, Florida 33445
Facsimile: (561) 265-1308

with a copy to:	Benjamin J. Randall
Randall & Kenig LLP
455 Cityfront Plaza
Suite 2510
Chicago, Illinois 60611
Facsimile: (312) 822-0215

If intended for Purchaser:	GERA Property Acquisition LLC
c/o Grubb & Ellis Realty Advisors
500 West Monroe Street
Suite 2800
Chicago, Illinois 60661
Attention: Mark Chrisman
Facsimile: (312) 423-5410

with a copy to:	Grubb & Ellis
500 West Monroe Street, Suite 2800
Chicago, Illinois 60661
Attn: Robert Slaughter

Facsimile: (312) 207-1822

with a copy to:	James L. Beard
DLA Piper US LLP
203 North LaSalle Street
Chicago, Illinois 60601
Facsimile: (312) 630-7379
     21. Governing Law and Interpretation. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Connecticut applicable to contracts made and to be performed in that state. The terms “hereby”, “hereof”, “hereto”, “herein”, “hereunder” and any similar terms shall refer to this Agreement, and the term “hereafter” shall mean after, and the term “heretofore” shall mean before, the date of this Agreement. Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and the words importing the singular number shall mean and include the plural number and vice versa. Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons. The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to.”
     22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     23. Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement of any of the provisions thereof.
     24. Memorandum. Either party shall execute a memorandum of this Agreement at the request of the other party which may be recorded with the appropriate county authority.
     25. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     26. Partial Invalidity. Seller and Purchaser intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions in this Agreement which is or are not materially related to the liability of the parties hereto or to the conditions to Purchaser’s obligations to consummate the transaction contemplated herein is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of Seller and Purchaser that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Purchaser and Seller under the remainder of this Agreement shall continue in full force and effect. If any provision or provisions which is or are material as set forth above are found to be illegal, invalid, unlawful, void or unenforceable as written, this Agreement may, at the option of either party, be terminated without further obligation to either party.
     27. Time for Performance. Time is of the essence of this Agreement. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a business day, in which event the period will run until the end of the next day which is a business day. The final day of any such period will be deemed to end at 5 p.m., Central. For purposes of this Agreement “business day” shall mean any day other than a Saturday, Sunday, or national holiday or other day on which commercial banks in Connecticut are generally not open for business.
     28. No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.
     29. Assignment. Purchaser may not assign this Agreement or any rights hereunder except as set forth in Paragraph 30 hereof or upon the following conditions: (i) the assignee of Purchaser must be an affiliate of Purchaser or an entity controlling, controlled by, or under common control with Purchaser; (ii) all of the Earnest Money must have been delivered in accordance herewith; (iii) the assignee of Purchaser must assume all obligations of Purchaser hereunder, but Purchaser will remain primarily liable for the performance of Purchaser’s obligations; and (iv) a copy of the fully executed written assignment and assumption agreement will be delivered to Seller at least six (6) business days prior to Closing. Any assignment or attempted assignment by Purchaser of this Agreement or any rights hereunder which does not satisfy the conditions set forth above will be void ab initio, of no force or effect and Purchaser will remain fully liable for the performance of its obligations under this Agreement.
     30. Exchange. Each party hereto shall reasonably cooperate with the other party if the other party elects to purchase or sell, as applicable, the Project as part of a like-kind exchange under Internal Revenue Code Section 1031. Any such exchange conducted by a party hereto shall not impose on the other party hereto any additional liability or financial obligation, and the party conducting such an exchange shall hold the other party harmless from all claims and liabilities (including reasonable attorneys’ fees, costs and expenses) that might arise from such exchange, which indemnification obligation shall survive the Closing. This Agreement is not subject to or contingent on either party’s ability to conduct such an exchange or effectuate an exchange. If any exchange contemplated by either party should fail to occur, for whatever reason, the sale of the Project shall nevertheless be consummated as provided in this Agreement. No such exchange conducted by either party shall delay or otherwise affect the Closing under this Agreement. Without limiting the generality of the immediately preceding sentence, and notwithstanding the restrictions on assignment of this Agreement contained in Paragraph 29 hereof, in the event either party hereto elects to assign this Agreement to a any third party intermediary in connection with a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code, such assignment shall be permitted and the other party shall reasonably cooperate with such transaction (without incurring any additional liability or any additional third party expenses, however, all of which expense shall be paid by the party requesting such exchange, which agreement shall survive the Closing) in connection with such election and the consummation of a tax free exchange, including without limitation, by executing an acknowledgment of a party’s assignment of this Agreement to said intermediary. No such assignment that is permitted herein or approved by a party hereto shall in any way release or relieve the other party from any of its obligations under this Agreement, and following such assignment the assigning party shall remain liable for the payment and performance of such obligations.
     31. Public Disclosure. Any release to the public of information with respect to the transaction contemplated herein or any matters set forth in this Agreement will be made only in the form specifically approved by Purchaser and Seller, or their respective counsel, in writing. Notwithstanding the foregoing, Purchaser and Seller hereby acknowledge and agree that Purchaser shall have the right, without having to obtain prior approval of Seller, to file any notice or other documents or take any other action required with respect to the transaction under the rules and regulations of the Securities and Exchange Commission and/or any securities exchange.
     32. Attorneys’ Fees. In the event either party files a lawsuit in connection with this Agreement or any provisions contained herein, then the party that prevails in such action shall be entitled to recover from the non prevailing party, in addition to all other remedies or damages, as limited herein, reasonable attorneys’ fees and costs of court incurred in such lawsuit. This covenant shall survive the Closing or termination of this Agreement.
     33. Exclusivity. Seller agrees that during the term of this Agreement, Seller shall not: (i) execute any agreement, contract or other document for the sale, transfer, exchange or other conveyance of the Project; or (ii) directly or indirectly actively solicit or pursue any new offers or new parties for the sale, exchange, transfer or other conveyance of the Project.
[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:	GERA PROPERTY ACQUISITION LLC, a Delaware
limited liability company

	By:	/s/ Mark W. Chrisman

	Name:	Mark W. Chrisman

	Its:	Executive Vice President

SELLER:	DANBURY BUILDINGS, INC., a Florida
corporation

	By:	/s/ Richard M. Reeves

	Name:	Richard M. Reeves
	Its:	Authorized Signature

	By:	/s/ William J. Ghory

	Name:	William J. Ghory
	Its:	Authorized Signature

DANBURY BUILDINGS CO., L.P., a
Delaware limited partnership
By: DANBURY BUILDINGS, INC., a
Florida corporation, its General Partner

	By:	/s/ Richard M. Reeves

	Name:	Richard M. Reeves
	Its:	Authorized Signature

	By:	/s/ William J. Ghory

	Name:	William J. Ghory

	Its:	Authorized Signature

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